Exhibit 10.1

January 25, 2021

Dennis Polk

Re:	Amendment to Promotion Offer Letter

Dear Mr. Polk:

Reference is made to that certain promotion offer letter, dated January 4, 2018 (the “Offer Letter”), by and between you and SYNNEX Corporation (“Company”).

Pursuant to Section 14(b) of the Offer Letter, as of the date first written herein, the Company and you wish to amend the Offer Letter by this letter amendment (“Amendment”).  Capitalized terms used in this Amendment which are not otherwise defined herein, shall have the meanings given such terms in the Offer Letter.  Therefore, the parties agree that a new Section 7(c) shall be added as follows:

Section 1	Amendment to the Agreement

Section 7(c) Retirement:  if you terminate your employment with the Company for a reason other than Cause, Disability or death and you sign a standard release of claims, then, subject to Section 8, eighty percent (80%) of your then unvested equity grant awards, except any unvested long-term performance-based RSU awards and any unvested equity grant awards with an effective date less than three (3) months prior to your termination, will be accelerated upon your date of termination.

Section 2	Reference to and Effect on the Agreement

2.1Upon the effectiveness of this Amendment, on and after the date hereof, each reference to the Agreement shall mean and be a reference to the Agreement as amended hereby.

2.2Except as specifically set forth above, the Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

2.3The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of a party, nor constitute a waiver of any provision of the Agreement, or any other documents, instruments and agreements executed and/or delivered in connection therewith.

If the above changes to the Agreement are acceptable, please acknowledge your acceptance below and return the executed portion of this Amendment on or before January 25, 2021.

Very truly yours,

SYNNEX Corporation

/s/ Kevin M. Murai

Kevin M. Murai

Chairman of the Board of Directors

AGREED AND ACCEPTED:

/s/ Dennis Polk____________

Dennis Polk